Second Quarter 2012 Earnings Results and Operating Information

DEI
LISTED
NYSE

Douglas Emmett

Douglas Emmett, Inc.	EXECUTIVE SUMMARY

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal submarkets of Southern California and Hawaii. Our properties are concentrated in ten submarkets - Beverly Hills, Brentwood, Burbank, Century City, Honolulu, Olympic Corridor, Santa Monica, Sherman Oaks/Encino, Warner Center/Woodland Hills and Westwood. We focus on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods with significant supply constraints, high-end executive housing and key lifestyle amenities. We operate as a REIT and are listed on the New York Stock Exchange under the symbol DEI.

SECOND QUARTER 2012 EXECUTIVE SUMMARY

•
Leasing. In our office portfolio, we had a record 320,000 square feet of new deals and achieved our sixth consecutive quarter of positive absorption, netting over 50,000 square feet of additional leasing. We now have asking office rents increases in Century City, Santa Monica, Beverly Hills and Encino/Sherman Oaks. Our multifamily portfolio remains fully leased, with average asking rents 6.2% higher than in the second quarter of 2011.

•
Funds From Operations: Funds From Operations (FFO) (adjusted1) for the quarter ended June 30, 2012 totaled $61.6 million, or $0.36 per diluted share, compared to $58.3 million, or $0.37 per diluted share, for the quarter ended June 30, 2011. GAAP net income attributable to common stockholders for the second quarter of 2012 was $6.5 million.

•	Same Property Cash NOI: Our same property cash NOI in the second quarter of 2012 was 2.8% higher than in the second quarter of 2011.

•	Acquisitions: We did not close any acquisitions in the second quarter of 2012.

•
Financings: We did not close any financings during the second quarter of 2012. Following the end of the quarter, we closed a $285 million term loan, taking advantage of historically low rates to fix our interest at 3.85% per annum through 2019. We used $100 million to prepay existing debt, and retained the remaining proceeds for acquisitions and other working capital purposes.

•	Dividends: We paid a quarterly cash dividend of $0.15 per share, or an annualized $0.60 per share, on July 13, 2012 to shareholders of record on June 29, 2012.

•
Guidance: We have adjusted our 2012 FFO guidance range to $1.33 - $1.37 per diluted share, as our improved fundamentals largely offset $0.03 per share of additional interest expense related to our new term loan. Further details on this guidance and the underlying assumptions will be discussed on our quarterly call on Wednesday, August 1, 2012.

__________________________________________________

1 We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), adjusted to treat interest rate swaps as terminated for all purposes in the quarter of termination.  Please see the page titled "Definitions" at the end of this Earnings Package for this and other definitions.

Douglas Emmett, Inc.	TABLE OF CONTENTS

______________________________________________
This Second Quarter 2012 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy, such as the recent global financial crisis; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on previously reported forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

Douglas Emmett, Inc.	CORPORATE DATA
as of June 30, 2012

Office Portfolio
Number of office properties owned (total office portfolio)	58
Square feet owned (total office portfolio) (in thousands)	14,674
Leased rate (total office portfolio)	90.1%
Occupied rate (total office portfolio)	88.2%
Leased rate (consolidated office portfolio)	90.8%
Occupied rate (consolidated office portfolio)	89.2%

Multifamily Portfolio
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate	99.8%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$23.10
Shares of common stock outstanding	139,732
Fully diluted shares outstanding	173,543
Equity capitalization (1)	$4,008,852
Net debt (2)	$3,094,115
Total enterprise value	$7,102,967
Net debt/total enterprise value	44%

(1)	Common equity capitalization represents our fully diluted shares multiplied by the closing price of our stock.

(2)	Net debt represents our consolidated debt, net of our cash and cash equivalents. It excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	PROPERTY SUMMARY
as of June 30, 2012

Warner Center
LA Pierce College
Woodland Hills
Tarzana
Encino
Valley Glen
North Hollywood
Valley Village
NoHo Arts District
Sherman Oaks
Burbank
Verdugo Hills
Toluca Lake
Universal Studios
Studio City
Hollywood Knolls
Glendale
Occidental College
SANTA MONICA MOUNTAINS
Hollywood
West Hollywood
Beverly Hills
Bel Air Country Club
Getty Museum
UCLA
Los Angeles Country Club
Westwood
Brentwood
Century City
Miracle Mile
Los Angeles
Koreatown
Dodger Stadium
DOWNTOWN
Malibu
Pacific Palisades
WESTSIDE
Santa Monica
Santa Monica Municipal Airport
Culver City
USC
Crenshaw
Santa Monica Bay
PACIFIC OCEAN
Marina del Rey
Loyola Marymount University
N
405
101
5
134
210
10
110

Warner Center / Woodland Hills

Westwood

Brentwood

Santa Monica

Burbank

Sherman Oaks/Encino

Beverly Hills

Century City

Olympic Corridor

Honolulu Submarket Overview

Village Park
H2
Pearl City
Waimalu
Waipahu
Alea
Halawa
H1
Honolulu
Iroquois Point
Ewa Beach
Honolulu International Airport
MAMALA BAY
N

Honolulu Properties

Douglas Emmett, Inc.	BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
as of June 30, 2012

CORPORATE OFFICES

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

OUR BOARD OF DIRECTORS
__________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	Chief Executive Officer – University of California, Los Angeles (UCLA) Hospital System, Associate Vice Chancellor – UCLA Health Sciences
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
Dr. Andrea L. Rich	Former President and Chief Executive Officer – Los Angeles County Museum of Art (LACMA), Former Executive Vice Chancellor and Chief Operating Officer – UCLA
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
William Kamer	Chief Investment Officer
Theodore E. Guth	Chief Financial Officer

For more information, please visit our website at www.douglasemmett.com or contact:

Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED
FINANCIAL RESULTS

Douglas Emmett, Inc.	BALANCE SHEETS
(in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets
Investment in real estate:
Land	$851,679	$851,679
Buildings and improvements	5,236,554	5,233,692
Tenant improvements and lease intangibles	666,551	640,647
Investment in real estate, gross	6,754,784	6,726,018
Less: accumulated depreciation	(1,212,144)	(1,119,619)
Investment in real estate, net	5,542,640	5,606,399

Cash and cash equivalents	162,025	406,977
Tenant receivables, net	1,984	1,722
Deferred rent receivables, net	61,527	58,681
Interest rate contracts	22	699
Acquired lease intangible assets, net	5,481	6,379
Investment in unconsolidated real estate funds	150,571	117,055
Other assets	33,211	33,690
Total assets	$5,957,461	$6,231,602

Liabilities
Secured notes payable, including loan premium	$3,256,140	$3,624,156
Interest payable, accounts payable and accrued expenses	47,305	55,280
Security deposits	34,073	33,954
Acquired lease intangible liabilities, net	76,566	86,801
Interest rate contracts	107,471	98,417
Dividends payable	20,960	17,039
Total liabilities	3,542,515	3,915,647

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,397	1,311
Additional paid-in capital	2,614,117	2,461,649
Accumulated other comprehensive income (loss)	(90,570)	(89,180)
Accumulated deficit	(538,665)	(508,674)
Total Douglas Emmett, Inc. stockholders' equity	1,986,279	1,865,106
Noncontrolling interests	428,667	450,849
Total equity	2,414,946	2,315,955
Total liabilities and equity	$5,957,461	$6,231,602

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Office rental:
Rental revenues	$98,523	$98,109	$196,561	$197,319
Tenant recoveries	11,787	12,744	21,762	22,069
Parking and other income	17,885	17,046	35,142	33,906
Total office revenues	128,195	127,899	253,465	253,294

Multifamily rental:
Rental revenues	16,939	16,230	33,687	32,275
Parking and other income	1,334	1,279	2,704	2,430
Total multifamily revenues	18,273	17,509	36,391	34,705

Total revenues	146,468	145,408	289,856	287,999

Operating Expenses:
Office expenses	42,444	42,183	83,391	82,787
Multifamily expenses	4,931	4,736	9,861	9,485
General and administrative	6,741	6,820	13,441	14,306
Depreciation and amortization	46,728	57,114	92,525	114,267
Total operating expenses	100,844	110,853	199,218	220,845

Operating income	45,624	34,555	90,638	67,154

Other income	159	343	392	599
Loss, including depreciation, from unconsolidated real estate funds	(1,117)	(255)	(2,101)	(1,779)
Interest expense	(36,591)	(40,852)	(74,152)	(72,528)
Net income (loss)	8,075	(6,209)	14,777	(6,554)
Less: Net (income) loss attributable to noncontrolling interests	(1,548)	1,193	(2,864)	1,189
Net income (loss) attributable to common stockholders	$6,527	$(5,016)	$11,913	$(5,365)

Net income per common share – basic	$0.05	$(0.04)	$0.09	$(0.04)
Net income per common share – fully diluted	$0.05	$(0.04)	$0.08	$(0.04)

Weighted average shares of common stock outstanding - basic	139,651	124,610	139,025	124,411
Weighted average shares of common stock outstanding - fully diluted	173,193	124,610	172,481	124,411

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Funds From Operations (FFO)
Net income (loss) attributable to common stockholders	$6,527	$(5,016)	$11,913	$(5,365)
Depreciation and amortization of real estate assets	46,728	57,114	92,525	114,267
Net income (loss) attributable to noncontrolling interests	1,548	(1,193)	2,864	(1,189)
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	3,449	2,884	6,523	6,004
FFO (before adjustments for terminated swaps)	58,252	53,789	113,825	113,717
Amortization of accumulated other comprehensive income as a result of terminated swaps (1)	3,360	4,480	7,707	8,910
FFO (after adjustments for terminated swaps)	$61,612	$58,269	$121,532	$122,627

Adjusted Funds From Operations (AFFO)
FFO (after adjustments for terminated swaps)	$61,612	$58,269	$121,532	$122,627
Straight-line rent adjustment	(788)	(1,871)	(2,846)	(5,296)
Amortization of acquired above and below market leases	(4,459)	(5,319)	(9,336)	(10,681)
Amortization of interest rate contracts and loan premium	—	730	(996)	(2,459)
Amortization of prepaid financing	890	926	2,045	2,305
Recurring capital expenditures, tenant improvements and leasing commissions	(8,370)	(9,609)	(22,197)	(17,447)
Non-cash compensation expense	2,323	2,626	4,504	5,105
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	(334)	(390)	(683)	(959)
AFFO	$50,874	$45,362	$92,023	$93,195

Weighted average share equivalents outstanding - fully diluted	173,193	158,737	172,481	158,367
FFO per share- fully diluted	$0.36	$0.37	$0.70	$0.77
Dividends per share declared	$0.15	$0.13	$0.30	$0.23
AFFO payout ratio	50.18%	45.13%	55.49%	38.75%
__________________________________________________

(1)
We terminated certain interest rate swaps in November 2010 and December 2011 in connection with the refinancing of related loans.  In calculating FFO, we make an adjustment to treat debt interest rate swaps as terminated for all purposes in the quarter of termination.  In contrast, under GAAP, terminated swaps can continue to impact net income over their original lives as if they were still outstanding.  For example, in the second quarter of 2011, GAAP net income was reduced by $4.5 million as a result of swaps terminated in November 2010.  However, we offset that by an equivalent amount in calculating FFO, leaving a net zero impact as a result of terminated swaps on our first quarter 2011 FFO.  Similarly, in the second quarter of 2012, GAAP net income was reduced by $3.4 million with respect to the swaps terminated in December 2011.  However, we offset that by an equivalent amount in calculating FFO, leaving a net zero impact as a result of terminated swaps on our second quarter 2012 FFO.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA
(unaudited and in thousands, except statistics)

	As of June 30,
	2012	2011
Same Property Office Statistics
Number of properties	50	50
Rentable square feet	12,851,202	12,850,732
Ending % leased	90.8%	89.9%
Ending % occupied	89.2%	87.7%
Quarterly average % occupied	89.0%	87.8%
Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased	99.8%	99.4%

	Three Months Ended June 30,		% Favorable
	2012	2011	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$128,195	$127,899	0.2%
Total multifamily revenues	18,273	17,509	4.4%
Total revenues	146,468	145,408	0.7%

Total office expense	(42,444)	(42,183)	(0.6)%
Total multifamily expense	(4,931)	(4,736)	(4.1)%
Total property expense	(47,375)	(46,919)	(1.0)%

Same Property NOI - GAAP basis	$99,093	$98,489	0.6%

Same Property Net Operating Income - Cash Basis
Total office revenues	$123,836	$121,612	1.8%
Total multifamily revenues	17,430	16,652	4.7%
Total revenues	141,266	138,264	2.2%

Total office expense	(42,489)	(42,229)	(0.6)%
Total multifamily expense	(4,931)	(4,736)	(4.1)%
Total property expense	(47,420)	(46,965)	(1.0)%

Same Property NOI - cash basis	$93,846	$91,299	2.8%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI
TO GAAP NET INCOME (LOSS)
(unaudited and in thousands)

	Three Months Ended June 30,
	2012	2011
Same property office revenues - cash basis	$123,836	$121,612
GAAP adjustments per definition of NOI-Cash basis	4,359	6,287
Same property office revenues - GAAP basis	128,195	127,899

Same property multifamily revenues - cash basis	17,430	16,652
GAAP adjustments per definition of NOI-Cash basis	843	857
Same property multifamily revenues - GAAP basis	18,273	17,509

Same property revenues - GAAP basis	146,468	145,408

Same property office expenses - cash basis	(42,489)	(42,229)
GAAP adjustments per definition of NOI-Cash basis	45	46
Same property office expenses - GAAP basis	(42,444)	(42,183)

Same property multifamily expenses - cash basis	(4,931)	(4,736)
GAAP adjustments per definition of NOI-Cash basis	—	—
Same property multifamily expenses - GAAP basis	(4,931)	(4,736)

Same property expenses - GAAP basis	(47,375)	(46,919)

Same property Net Operating Income (NOI) - GAAP basis	99,093	98,489
General and administrative expenses	(6,741)	(6,820)
Depreciation and amortization	(46,728)	(57,114)
Operating income	45,624	34,555
Other income	159	343
Loss, including depreciation, from unconsolidated real estate funds	(1,117)	(255)
Interest expense	(36,591)	(40,852)
Net income (loss)	8,075	(6,209)
Less: Net (income) loss attributable to noncontrolling interests	(1,548)	1,193
Net income (loss) attributable to common stockholders	$6,527	$(5,016)

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS OF
UNCONSOLIDATED REAL ESTATE FUNDS (1)
(unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Summary Income Statement of Unconsolidated Real Estate Funds	2012	2011	2012	2011
Office revenues	$15,320	$15,395	$30,436	$29,593
Office expenses	(5,904)	(5,813)	(11,703)	(11,679)
NOI	9,416	9,582	18,733	17,914
General and administrative	(67)	(62)	(131)	(116)
Depreciation and amortization	(6,519)	(6,930)	(13,331)	(14,179)
Operating income	2,830	2,590	5,271	3,619
Other income (expense)	—	(85)	3	(121)
Interest expense	(5,923)	(5,937)	(11,849)	(11,812)
Net loss	$(3,093)	$(3,432)	$(6,575)	$(8,314)

FFO of Unconsolidated Real Estate Funds
Net loss	$(3,093)	$(3,432)	$(6,575)	$(8,314)
Add back: depreciation and amortization	6,519	6,930	13,331	14,179
FFO	$3,426	$3,498	$6,756	$5,865

Douglas Emmett's Share of the Unconsolidated Real Estate Funds
Our share of the unconsolidated real estate funds' net loss	$(1,889)	$(1,569)	$(3,745)	$(3,837)
Add back: our share of the funds' depreciation and amortization	3,635	3,043	6,881	6,317
Equity allocation and basis difference	772	1,314	1,644	2,058
Our share of the unconsolidated real estate funds' FFO	$2,518	$2,788	$4,780	$4,538

Our average ownership during period
Douglas Emmett Fund X, LLC	65.09%	48.82%	59.67%	48.82%
Douglas Emmett Partnership X, LP	23.01%	21.52%	22.52%	21.52%

__________________________________________________

(1)
We manage, and have a significant investment in, two unconsolidated institutional real estate funds which owned 8 properties at June 30, 2012.  With limited exceptions, these unconsolidated Funds are our exclusive investment vehicle until October 2012, using our same underwriting and leverage principles and focusing primarily on our same markets.  Our unconsolidated Funds have combined equity commitments totaling $554.7 million, of which approximately $167.3 million remained undrawn as of June 30, 2012.  These amounts included commitments from us of $246.4 million, of which $38.5 million remained undrawn as of June 30, 2012.  We receive a pro rata share of any distributions based on our investment, additional distributions based on the total committed capital and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEBT BALANCES
(unaudited and in thousands)

Consolidated Debt

Maturity Date		at June 30, 2012 (1)			at August 1, 2012 (1)
		Principal Balance		Effective Annual Rate (2)(3)	Principal Balance		Effective Annual Rate (2)(3)
3/3/2014		$16,140	(4)	LIBOR + 1.85%	$16,140		LIBOR + 1.85%
2/1/2015		111,920	(5)	DMBS + 0.707%	111,920		DMBS + 0.707%
4/1/2015		340,000		4.77%	240,000		4.76%
2/1/2016		82,000		LIBOR + 0.62%	82,000		3.92%
6/1/2017		18,000		LIBOR + 0.62%	18,000		3.92%
10/2/2017		400,000		4.45%	400,000		4.45%
4/2/2018		510,000		4.12%	510,000		4.12%
8/1/2018		530,000		3.74%	530,000		3.74%
8/5/2018		355,000	(6)	4.14%	355,000		4.14%
2/1/2019		155,000	(7)	4.00%	155,000		4.00%
6/5/2019		—		—	285,000	(8)	3.85%
3/1/2020	(9)	350,000	(10)	4.46%	350,000		4.46%
11/2/2020		388,080		3.65%	388,080		3.65%
		$3,256,140			$3,441,140
____________________________________________________

(1)
As of June 30, 2012, (i) the weighted average remaining life of our outstanding debt was 5.8 years; (ii) of the $3.03 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 6.1 years, the weighted average remaining period during which interest was fixed was 4.4 years and the weighted average annual interest rate was 4.15%; and (iii) including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.31%.  As of August 1, 2012, (i) the weighted average remaining life of our outstanding debt was 5.9 years; (ii) of the $3.31 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 6.1 years, the weighted average remaining period during which interest was fixed was 4.6 years and the weighted average annual interest rate was 4.09%; and (iii) including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.20%. Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.

(3)
The termination date of swaps fixing the rate on these loans is generally one to two years prior to the maturity of the loan. As of June 30, 2012, the swap termination dates were as follows: $340.0 million loan, January 2013;$400.0 million loan, July 2015; $510.0 million loan, April 2016; $530.0 million loan, August 2016; and $388.1 million loan, November 2017. As of August 1, 2012, the swap termination dates were as follows: $240.0 million loan, $82.0 million loan and $18.0 million dollar loan, January 2013; $400.0 million loan, July 2015; $510.0 million loan, April 2016; $530.0 million loan, August 2016; and $388.1 million loan, November 2017.

(4)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(5)	The loan has a $75.0 million tranche bearing interest at DMBS + 0.76% and a $36.9 million tranche bearing interest at DMBS + 0.60%

(6)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization table.

(7)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization table.

(8)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization table.

(9)	We have two one-year extension options, which could extend the maturity to March 1, 2020 from March 1, 2018, subject to certain conditions.

(10)	Interest at a fixed interest rate until March 1, 2018 and a floating rate thereafter, with interest-only payments until March 2014 and payments thereafter based upon a 30-year amortization table.

Our Share of Unconsolidated Debt

at June 30, 2012		Effective Annual Rate	Maturity Date
$237,592	(1)	5.52%	8/19/2013
12,604	(2)	5.67%	4/1/2016
$250,196
_____________________________________________________

(1)
Represents our share of a $365.0 million loan to one of our unconsolidated real estate Funds.  Secured by six properties in a collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.  The termination date of the swaps fixing the rate on this loan is September 2012.

(2)	Represents our share of a $54.8 million amortizing loan to one of our unconsolidated real estate Funds. Secured by one property. Requires monthly payments of principal and interest.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY
as of June 30, 2012

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket
Beverly Hills	7	1,416,762	9.6%	7,709,880	18.4%
Brentwood	14	1,700,885	11.6	3,356,126	50.7
Burbank	1	420,949	2.9	6,662,410	6.3
Century City	3	916,059	6.2	10,064,599	9.1
Honolulu	4	1,716,698	11.7	5,128,779	33.5
Olympic Corridor	5	1,098,069	7.5	3,022,969	36.3
Santa Monica	8	970,704	6.6	8,700,348	11.2
Sherman Oaks/Encino	11	3,181,254	21.7	6,171,530	51.5
Warner Center/Woodland Hills	3	2,855,909	19.5	7,239,293	39.5
Westwood	2	396,808	2.7	4,443,398	8.9
Total	58	14,674,097	100.0%	62,499,332	23.5%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS
as of June 30, 2012

Submarket	Percent Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot (2)	Monthly Rent Per Leased Square Foot
Beverly Hills	91.9%	$51,179,682	$42.24	$3.52
Brentwood	88.5	55,393,133	38.60	3.22
Burbank	100.0	15,083,329	35.83	2.99
Century City	96.4	32,548,267	37.67	3.14
Honolulu	89.4	47,031,956	32.27	2.69
Olympic Corridor	91.8	32,584,776	32.75	2.73
Santa Monica (3)	97.7	50,673,062	54.50	4.54
Sherman Oaks/Encino	93.1	91,213,666	31.97	2.66
Warner Center/Woodland Hills	80.6	65,699,212	29.24	2.44
Westwood	91.2	13,146,234	37.59	3.13
Total / Weighted Average	90.1	$454,553,317	35.61	2.97

Recurring Capital Expenditures
Office (per rentable square foot) for the three months ended June 30, 2012				$0.04
Office (per rentable square foot) for the six months ended June 30, 2012				$0.08

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(1)	Includes 286,669 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $1,332,386 of annualized rent attributable to our corporate headquarters.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY
as of June 30, 2012

Submarket	Number of Properties	Number of Units	Units as a Percent of Total
Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit
Brentwood	100.0%	$23,674,206	$2,077
Honolulu	99.8	19,196,016	1,460
Santa Monica(1)	99.6	22,576,272	2,303
Total / Weighted Average	99.8	$65,446,494	$1,905

Recurring Capital Expenditures
Multifamily (per unit) for the three months ended June 30, 2012	$85
Multifamily (per unit) for the six months ended June 30, 2012	$195
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(1)	Excludes 8,013 square feet of ancillary retail space generating annualized rent of $205,410.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE TENANT DIVERSIFICATION
(1% or Greater of Annualized Rent)
as of June 30, 2012

	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent
Time Warner (2)	4	4	2013-2020	625,748	4.3%	$22,167,338	4.9%
William Morris Endeavor (3)	2	1	2027	160,670	1.1	7,840,796	1.7
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.2	6,052,536	1.3
Bank of America(4)	12	9	2012-2018	132,508	0.9	5,415,878	1.2
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,717,172	1.1
Total	20	16		1,191,768	8.1%	$46,193,720	10.2%

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(1)
Expiration dates are per leases and do not assume exercise of renewal, extension or termination options.  For tenants with multiple leases, the range shown reflects all leases other than storage, ATM and similar leases.

(2)
Includes a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, a 421,000 square foot lease expiring in September 2019 and a 45,000 square foot lease expiring in December 2020.

(3)
Includes a 159,000 square foot lease expiring in June 2027 and a 2,000 square foot month-to-month storage lease.  Does not include an additional 18,000 square feet under leases that commence in 2012 and 2013 and expire in 2027.

(4)
Includes a 21,000 square foot lease expiring in September 2012, an 8,000 square foot lease expiring in July 2013, a 7,000 square foot lease expiring in March 2014, a 9,000 square foot lease expiring in September 2014, an 11,000 square foot lease expiring in October 2014, an 11,000 square foot lease expiring in November 2014, a 4,000 square foot lease expiring in February 2015, a 21,000 square foot lease expiring in February 2015, a 6,000 square foot lease expiring in May 2015, a 23,000 square foot lease expiring in December 2015, a 12,000 square foot lease expiring in March 2018 and a small ATM lease.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION
as of June 30, 2012

Industry	Number of Leases	Annualized Rent as a Percent of Total
Legal	467	18.5%
Financial Services	304	14.4
Entertainment	147	12.8
Real Estate	170	9.5
Accounting & Consulting	291	8.9
Health Services	308	7.8
Insurance	104	7.7
Retail	188	6.8
Technology	97	4.5
Advertising	66	2.9
Public Administration	67	2.4
Educational Services	21	1.5
Other	97	2.3
Total	2,327	100.0%

Industry Diversification (Percentage of Annualized Rent)

Entertainment 13%
Real Estate 10%
Accounting & Consulting 9%
Financial Services 14%
Legal 18%
Health Services 8%
Insurance 8%
Retail 7%
Other 2%
Educational Services 1%
Public Administration 2%
Advertising 3%
Technology 5%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE DISTRIBUTION
as of June 30, 2012

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total
2,500 or less	1,204	51.8%	1,633,356		11.1%	$57,804,414	12.7%
2,501-10,000	813	34.9	3,896,256		26.5	136,001,456	29.9
10,001-20,000	205	8.8	2,818,369		19.2	101,845,090	22.4
20,001-40,000	81	3.5	2,180,613		14.9	76,159,275	16.8
40,001-100,000	19	0.8	1,197,779		8.2	45,581,121	10.0
Greater than 100,000	5	0.2	1,037,131		7.1	37,161,961	8.2
Subtotal	2,327	100%	12,763,504	(1)	87.0%	454,553,317	100.0%
Signed leases not commenced			286,669		1.9
Available			1,447,599		9.9
Building Management Use			99,779		0.7
BOMA Adjustment(2)			76,546		0.5
Total	2,327	100%	14,674,097		100%	$454,553,317	100.0%

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(1)	Average tenant size is approximately 5,500 square feet. Median tenant size is approximately 2,400 square feet.

(2)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE EXPIRATIONS
as of June 30, 2012

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)
2012	241	820,318	5.6%	$29,225,611	6.4%	$35.63	$35.70
2013	456	1,756,057	12.0	66,883,827	14.7	38.09	39.16
2014	421	1,920,817	13.1	68,351,907	15.0	35.58	37.33
2015	355	1,778,021	12.1	60,379,522	13.3	33.96	36.29
2016	315	1,808,383	12.3	60,832,748	13.4	33.64	36.60
2017	269	1,575,314	10.7	52,187,302	11.5	33.13	36.80
2018	98	747,653	5.1	30,895,433	6.8	41.32	46.46
2019	56	896,654	6.1	31,814,774	7.0	35.48	41.45
2020	51	511,091	3.5	18,248,691	4.0	35.71	43.67
2021	36	403,359	2.8	13,605,678	3.0	33.73	40.92
Thereafter	29	545,837	3.7	22,127,824	4.9	40.54	53.53
Subtotal/Weighted Average	2,327	12,763,504	87.0	454,553,317	100.0	35.61	39.05
Signed leases not commenced		286,669	1.9
Available		1,447,599	9.9
Building Management Use		99,779	0.7
BOMA Adjustment(3)		76,546	0.5
Total/Weighted Average	2,327	14,674,097	100.0%	$454,553,317	100.0%	$35.61	$39.05

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(1)	Represents annualized base rent divided by leased square feet.

(2)	Represents annualized base rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS
as of June 30, 2012

Submarket		Q3 2012	Q4 2012	Q1 2013	Q2 2013
Beverly Hills	Expiring SF(1)	30,014	32,324	23,389	57,876
	Rent per SF	$43.69	$40.84	$45.51	$43.99
Brentwood	Expiring SF(1)	54,523	87,611	61,738	40,848
	Rent per SF	$44.52	$39.45	$38.36	$47.80
Burbank	Expiring SF(1)	—	—	—	—
	Rent per SF	$—	$—	$—	$—
Century City	Expiring SF(1)	10,476	38,436	39,461	27,508
	Rent per SF	$32.06	$40.46	$36.98	$47.81
Honolulu	Expiring SF(1)	29,839	42,284	47,407	45,625
	Rent per SF	$31.90	$33.76	$34.04	$34.72
Olympic Corridor	Expiring SF(1)	33,729	34,898	45,508	31,426
	Rent per SF	$31.59	$39.04	$30.49	$38.35
Santa Monica	Expiring SF(1)	34,445	35,012	18,493	8,418
	Rent per SF	$55.92	$39.76	$64.41	$63.19
Sherman Oaks/Encino	Expiring SF(1)	95,262	125,602	22,401	51,973
	Rent per SF	$31.06	$30.69	$30.54	$35.68
Warner Center/Woodland Hills	Expiring SF(1)	81,927	43,260	11,472	79,031
	Rent per SF	$27.71	$29.83	$29.25	$31.79
Westwood	Expiring SF(1)	2,502	8,174	—	12,154
	Rent per SF	$39.60	$34.15	$—	40.18
Total	Expiring SF(1)	372,717	447,601	269,869	354,859
	Rent per SF	$35.81	$35.61	$37.44	$39.42

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(1)
Includes all remaining leases which have an expiration date in the applicable quarter and which had not been renewed or extended as of June 30, 2012, including leases where someone other than the tenant (for example a subtenant) had already executed a new lease for the space as of June 30, 2012.  All month-to-month tenants are included in the expiring leases in the first quarter listed.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY
for the three months ended June 30, 2012

Net Absorption (1)
Leased rentable square feet		51,596
Net absorption % of leased rentable square feet		0.35%

Gross Leasing Activity	Number of leases	Rentable square feet
New	78	320,103
Renewal	124	508,760
Total	202	828,863

Weighted Average Lease Terms
New (in months)		64
Renewal (in months)		67
Blended (in months)		66

Quarterly Rent Change	Cash Rent(2)	Straight-Line Rent(3)
Expiring Rate	$39.76	$36.99
New/Renewal Rate	$32.65	$33.92
Change	(17.9)%	(8.3)%

Tenant Improvement and Leasing Commissions(4)	Total Lease Transaction Costs	Lease Transaction Costs per Annum
New leases	$27.32	$5.14
Renewal leases	$20.14	$3.60
Blended	$22.91	$4.18

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(1)	Excludes any property acquired during the quarter.

(2)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.

(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new and renewal leases on the same space.

(4)	Per rentable square foot. Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEFINITIONS

Adjusted Funds From Operations (AFFO):  Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe can be a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to stockholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 286,669 square feet with respect to signed leases not yet commenced at June 30, 2012).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent.

Fully Diluted Shares:  Represents ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.  Basic and diluted shares are calculated in accordance with GAAP and include common stock plus dilutive equity instruments, as appropriate.  During the three and six months ended June 30, 2011, for GAAP purposes, all potentially dilutive instruments, including stock options, OP units and LTIP units (Long-Term Incentive Plan units that are limited partnership units in our Operating Partnership) have been excluded from our computation of weighted average dilutive shares outstanding because they were not dilutive.

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), adjusted to treat debt interest rate swaps as terminated for all purposes in the quarter of termination.  FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.  We provide FFO as a supplemental performance measure because, by excluding real estate depreciation, amortization and gains and losses from property dispositions, it can illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO can be used by investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to those other REITs’ FFO.  Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  FFO should not be used as a supplement to or substitute measure for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEFINITIONS

Net Operating Income (NOI):  Net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  We present two forms of NOI:

•
“NOI--GAAP basis” is calculated by excluding the following from our net income (or loss): general and administrative expense, depreciation and amortization expense, interest income, interest expense, income (or loss) from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income (or loss) from discontinued operations and extraordinary items.

•	“NOI--Cash basis” is calculated by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.

We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that NOI can be useful to investors as a basis to compare our operating performance with that of other REITs.  However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations).  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance.  NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.

Occupied:  Represents percent leased less signed leases not yet commenced.

Properties Owned:  All properties included are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds and a 79,000 square foot property owned by a joint venture in which we own a 66.7% interest.

Quarterly Average Percent Occupied: Represents the average of the percentage occupied on the last day of the period and the percent occupied on the last day of the prior period.

Rentable Square Feet:  Based on BOMA 1996 remeasurement.  At June 30, 2012, total consists of 13,050,173 leased square feet (including 286,669 square feet with respect to signed leases not commenced), 1,447,599 available square feet, 99,779 building management use square feet and 76,546 square feet of BOMA 1996 adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Shares of Common Stock outstanding:  Represents undiluted shares, and so does not include OP units or other convertible equity instruments.